As filed with the Securities and Exchange Commission on April 30, 2009
Registration No. 333-158590

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BRANDYWINE REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	23-2413352

(State or Other Jurisdiction of	(I.R.S. Employer Identification Number)
Incorporation or Organization)
555 East Lancaster Avenue, Suite 100
Radnor, Pennsylvania 19087
(610) 325-5600
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)
Gerard H. Sweeney
President and Chief Executive Officer
555 East Lancaster Avenue, Suite 100
Radnor, Pennsylvania 19087
(610) 325-5600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Michael H. Friedman, Esquire
Pepper Hamilton LLP
3000 Two Logan Square
Philadelphia, Pennsylvania 19103-2799
(215) 981-4000
Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 30, 2009
BRANDYWINE REALTY TRUST
Common Shares of Beneficial Interest

     The persons identified in this Prospectus, whom we refer to as the “Selling Shareholders,” and any of their pledgees, donees, transferees and other successors in interest may use this Prospectus to offer and sell up to 1,125,003 of our Common Shares of Beneficial Interest, par value $.01 per share (the “Common Shares”), from time to time. We are registering these Common Shares for offer and sale as required under the terms of a registration rights agreement between the Selling Shareholders and us. Our registration of the offered Common Shares does not mean that any of the Selling Shareholders will offer or sell any of the Common Shares. We will receive no proceeds of any sales of the offered Common Shares by the Selling Shareholders, but we will incur expenses in connection with any such offering.
     The Selling Shareholders may sell the offered Common Shares in public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. The Selling Shareholders may sell the offered Common Shares directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters.
     Our Common Shares are listed on the New York Stock Exchange under the trading symbol “BDN.”
     To assist us in qualifying as a real estate investment trust for federal income tax purposes, our Declaration of Trust provides that, without an exemption, no shareholder or group of affiliated shareholders may own more than 9.8% in value of our outstanding Common Shares.
     Investing in the offered Common Shares involves risks. You should carefully read the risk factors described in this Prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this Prospectus.

     You should read this Prospectus, the documents that are incorporated by reference in this Prospectus and any Prospectus supplement carefully before you decide to invest. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of this document.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
The date of this Prospectus is      , 2009.
     The information contained in this Prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     You should rely only on the information contained or incorporated by reference in this Prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This Prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this Prospectus or any prospectus supplement or in any document incorporated by reference in this Prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

-i-

ABOUT THIS PROSPECTUS
     This Prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933. This Prospectus and any accompanying prospectus or prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this Prospectus and any accompanying Prospectus supplement about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters. You should not assume that the information in this Prospectus or any Prospectus supplement is accurate as of any date other than the date on the front of each document.
     This Prospectus provides you with a general description of the offered Common Shares. Each time any of the Selling Shareholders sells any of the offered Common Shares to you, such Selling Shareholder or Selling Shareholders, as the case may be, will provide you with this Prospectus and a Prospectus supplement, if applicable, that will contain specific information about the terms of the offering. The Prospectus supplement also may add, update or change any information contained in this Prospectus. You should read both this Prospectus and any Prospectus supplement together with additional information described under the heading “Where You Can Find More Information” below.
     As used in this Prospectus and the registration statement on Form S-3 of which this Prospectus is a part, unless the context otherwise requires, references to “Brandywine” refer to Brandywine Realty Trust, a Maryland real estate investment trust, or “REIT,” and references to “we,” “us,” “our” or similar expressions refer collectively to Brandywine Realty Trust and its consolidated subsidiaries (including Brandywine Operating Partnership, L.P., a Delaware limited partnership) unless the context otherwise indicates.
WHERE YOU CAN FIND MORE INFORMATION
     Brandywine files annual, quarterly and current reports, proxy statements and other information with the SEC. The filings of Brandywine with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that Brandywine files with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and their copy charges.
     You can inspect reports, proxy statements and other information that Brandywine files at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information into this Prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this Prospectus from the date we file that document.
     Any reports filed by us with the SEC after the date of this Prospectus and before the date that the offering of the securities by means of this Prospectus is terminated will automatically update and, where applicable, supersede any information contained in this Prospectus or incorporated by reference in this Prospectus.
     We incorporate by reference into this Prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report on Form 10-K of Brandywine Realty Trust for the fiscal year ended December 31, 2008;

•	Current Reports on Form 8-K of Brandywine Realty Trust filed on January 22, 2009, January 30, 2009, April 7, 2009 and April 30, 2009;

•	Registration Statements on Form 8-A of Brandywine Realty Trust filed on October 14, 1997, December 29, 2003, and February 5, 2004; and

•	All documents filed by Brandywine after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part, as well as all such documents filed by us with the SEC subsequent to the date of this prospectus and prior to the termination of this offering.
     To receive a free copy of any of the documents incorporated by reference in this Prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), write us at the following address or call us at the telephone number listed below:
BRANDYWINE REALTY TRUST
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
Telephone: (610) 832-4907
     Brandywine also maintains a web site at http://www.brandywinerealty.com through which you can obtain copies of documents that Brandywine has filed with the SEC. The contents of that site are not incorporated by reference in or otherwise a part of this Prospectus.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
     This Prospectus, including the information incorporated by reference into this Prospectus, and any prospectus supplement, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements of Brandywine to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” or the negative of these words, or other similar words or terms.
     In light of these uncertainties and risks, prospective investors are cautioned not to place undue reliance on these forward-looking statements. Except with respect to such material changes to our risk factors as may be reflected from time to time in our quarterly filings or as otherwise required by law, we are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements included or incorporated by reference in this Prospectus or any accompanying prospectus supplement, whether as a result of new information, future events or otherwise. Because of the factors referred to above, the future events discussed in or incorporated by reference in this Prospectus or any accompanying prospectus supplement may not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.
RISK FACTORS
     You should carefully consider the “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 before deciding to invest in our Common Shares.

INFORMATION ABOUT US AND THE SELLING SHAREHOLDERS
General
     We, Brandywine, were formed in 1986 as a Maryland real estate investment trust, or REIT. We are self-administered and self-managed and engage in acquiring, developing, redeveloping, leasing and managing office and industrial properties. We operate in a manner intended to qualify as a REIT under the Internal Revenue Code. We own all of our assets, and conduct our operations, through our interest in Brandywine Operating Partnership, L.P. (which we refer to as our Operating Partnership). Our executive offices are located at 555 East Lancaster Avenue, Suite 100, Radnor, Pennsylvania 19087 and our telephone number is (610) 325-5600.
Selling Shareholder
     We acquired Prentiss Properties Trust through a merger in 2006. As part of the merger, we issued Class A Units of our Operating Partnership to holders of limited partnership interest in the operating partnership subsidiary of Prentiss. The Selling Shareholders own Class A Units that we issued in the transaction and may elect from time to time to tender the Class A Units for redemption. We may issue the Common Shares covered by this Prospectus to any of the Selling Shareholders in exchange for their Class A Units if and to the extent that they elect to redeem their Class A Units and we elect to satisfy the redemption through the issuance of Common Shares. We are not affiliated with the Selling Shareholders.
     We issued the Class A Units in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) of such statute. In the transaction, we agreed to file a registration statement with the SEC covering the resale of the Common Shares issuable to the Selling Shareholders upon the redemption of the Class A Units, and to indemnify the Selling Shareholders against claims made against them arising out of, among other things, statements made in the registration statement. Accordingly, we are registering, and this Prospectus relates to, the offer and sale by the Selling Shareholders of the Common Shares that may be received by such Selling Shareholders upon the redemption, in whole or in part, of the Class A Units issued to them. The registration of these securities does not necessarily mean that any of these securities will be offered or sold by any of the Selling Shareholders. We have agreed to pay all expenses of this registration. See “Use of Proceeds.”
USE OF PROCEEDS
     We will not receive any proceeds from the sale of the Common Shares covered by this Prospectus. All of the net proceeds from the sale of the Common Shares will go to the Selling Shareholders. All costs and expenses incurred in connection with the registration under the Securities Act of the offered Common Shares will be paid by us, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the Selling Shareholders and share transfer and other taxes attributable to the sale of the offered shares, which will be paid by the Selling Shareholders.
DESCRIPTION OF THE SHARES OF BENEFICIAL INTEREST
     The following is a summary of provisions of Brandywine’s shares of beneficial interest as of the date of this Prospectus. This summary does not completely describe Brandywine’s shares of beneficial interest. For a complete description of Brandywine’s shares of beneficial interest, we refer you to Brandywine’s Declaration of Trust and Bylaws, each of which is incorporated by reference in this Prospectus.
General
     Brandywine’s Declaration of Trust provides that it is authorized to issue up to 220,000,000 shares of beneficial interest (which we refer to in this Prospectus as shares) consisting of 200,000,000 Common Shares, par value $.01 per share, which are referred to in this Prospectus as Brandywine’s “Common Shares,” and 20,000,000 Preferred Shares, par value $.01 per share, which are referred to in this Prospectus as Brandywine’s “Preferred Shares.” Of the Preferred Shares, 2,000,000 Preferred Shares, designated as 7.50% Series C Cumulative Redeemable Preferred Shares, are issued and outstanding as of the date of this Prospectus and are referred to in this

Prospectus as the Series C Preferred Shares, and an additional 2,300,000 Preferred Shares, designated as 7.375% Series D Cumulative Redeemable Preferred Shares, are issued and outstanding as of the date of this Prospectus and are referred to in this Prospectus as the Series D Preferred Shares.
     Brandywine’s Declaration of Trust generally may be amended by its Board of Trustees, without shareholder approval, to increase or decrease the aggregate number of authorized shares or the number of shares of any class. The authorized Common Shares and undesignated Preferred Shares are generally available for future issuance without further action by Brandywine’s shareholders, unless such action is required by applicable law, the rules of any stock exchange or automated quotation system on which Brandywine’s securities may be listed or traded or pursuant to the preferential rights of the Series C Preferred Shares or the Series D Preferred Shares. Holders of Series C Preferred Shares and Series D Preferred Shares have the right to approve certain additional issuances of Preferred Shares, such as shares that would rank senior to the Series C Preferred Shares or the Series D Preferred Shares as to distributions or upon liquidation.
     Both Maryland statutory law governing real estate investment trusts formed under Maryland law (the “Maryland REIT Law”) and Brandywine’s Declaration of Trust provide that none of its shareholders will be personally liable, by reason of status as a shareholder, for any of its obligations. Brandywine’s Bylaws further provide that it will indemnify any shareholder or former shareholder against any claim or liability to which such shareholder may become subject by reason of being or having been a shareholder, and that Brandywine shall reimburse each shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which the shareholder has been made a party by reason of status as such for all reasonable expenses incurred by the shareholder in connection with any such claim or liability.
     Brandywine’s Declaration of Trust provides that, subject to the provisions of any class or series of Preferred Shares then outstanding and to the mandatory provisions of applicable law, its shareholders are entitled to vote only on the following matters:
•	election or removal of trustees;

•	amendment of the Declaration of Trust (other than an amendment to increase or decrease the number of authorized shares or the number of shares of any class);

•	a determination by the Board of Trustees to cause Brandywine to invest in commodities contracts (other than interest rate futures intended to hedge against interest rate risk), engage in securities trading (as compared to investment) activities or hold properties primarily for sale to customers in the ordinary course of business; and

•	Brandywine’s merger with another entity.
Except with respect to these matters, no action taken by Brandywine’s shareholders at any meeting binds the Board of Trustees.
Shares
     Common Shares of Beneficial Interest
     Each outstanding Brandywine common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. There is no cumulative voting in the election of trustees. The Brandywine common shareholders vote as single class. In the future, Brandywine may issue a series of Preferred Shares that votes together with the Brandywine Common Shares as a single class. Holders of Brandywine’s outstanding Preferred Shares have voting rights only under limited circumstances and, in such circumstances, vote in a class separate from the Brandywine common shareholders. See “—Preferred Shares of Beneficial Interest.” Subject to (1) the preferential rights of the Series C Preferred Shares and the Series D Preferred Shares and (2) such preferential rights as may be granted by the Brandywine Board of Trustees in future issuances of additional series of Preferred Shares, holders of Brandywine Common Shares are entitled to such distributions as may be authorized from time to time by the Brandywine Board of Trustees and declared by Brandywine out of funds legally available therefor.

     Holders of Brandywine Common Shares have no conversion, exchange or redemption rights or preemptive rights to subscribe to any Brandywine securities. All outstanding Brandywine Common Shares are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of Brandywine’s affairs, subject to (1) the preferential rights of the Brandywine Series C Preferred Shares and the Brandywine Series D Preferred Shares and (2) such preferential rights as may be granted by the Board of Trustees in future issuances of additional series of Preferred Shares, holders of Brandywine Common Shares will be entitled to share ratably in any of Brandywine’s assets remaining after provision for payment of liabilities to creditors. All Brandywine Common Shares have equal dividend, distribution, liquidation and other rights.
     Brandywine’s Common Shares are listed on the New York Stock Exchange under the symbol “BDN.” The transfer agent and registrar for the Common Shares is currently Computershare Limited.
     Preferred Shares of Beneficial Interest
     Brandywine’s Declaration of Trust authorizes it to issue up to 20,000,000 Preferred Shares, par value $0.01 per share. The Declaration of Trust generally may be amended by the Board of Trustees, without shareholder approval, to increase or decrease the aggregate number of authorized shares of any class.
     The holders of the Series C Preferred Shares and the Series D Preferred Shares do not have voting rights, except (1) with respect to actions which would have a material adverse effect on holders of such shares, or (2) in the event that Brandywine fails to pay quarterly distributions for six or more quarters to the holders of the Series C Preferred Shares or the Series D Preferred Shares. If the conditions specified in clause (2) exist, then those holders will have the right, voting together as a single class with any other series of Brandywine’s Preferred Shares ranking on a parity with the Series C Preferred Shares and the Series D Preferred Shares and upon which like voting rights have been conferred, to elect two additional members to Brandywine’s Board of Trustees.
     If Brandywine issues Preferred Shares, the shares will be fully paid and non-assessable. Prior to the issuance of a new series of Preferred Shares, Brandywine will file, with the State Department of Assessments and Taxation of Maryland, Articles Supplementary that will become part of Brandywine’s Declaration of Trust and that will set forth the terms of the new series. The prospectus supplement relating to any Preferred Shares offered thereby will describe the specific terms of the Preferred Shares, including:
•	the title and stated value;

•	the number of shares offered, liquidation preference and offering price;

•	the distribution rate, distribution periods and payment dates;

•	the date on which distributions begin to accrue, and, if applicable, accumulate;

•	any auction and remarketing procedures;

•	any retirement or sinking fund requirement;

•	the terms and conditions of any redemption right;

•	the terms and conditions of any conversion or exchange right;

•	any listing of the offered shares on any securities exchange;

•	whether interests in the offered shares will be represented by Depositary Shares;

•	any voting rights;

•	the relative ranking and preferences of the Preferred Shares as to distributions, liquidation, dissolution or winding up;

•	any limitations on issuances of any other series of Preferred Shares ranking senior to or on a parity with the series of Preferred Shares as to distributions, liquidation, dissolution or winding up;

•	any limitations on direct or beneficial ownership and restrictions on transfer; and

•	any other specific terms, preferences, rights, limitations or restrictions.
     Restrictions on Transfer
     In order for Brandywine to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% in value of its outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year and shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a shorter taxable year).
     Because Brandywine’s Board of Trustees believes it is at present important for it to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, contains provisions that restrict the number of shares that a person may own and that are designed to safeguard Brandywine against an inadvertent loss of REIT status. In order to prevent any shareholder from owning shares in an amount that would cause more than 50% in value of the outstanding shares to be held by five or fewer individuals, the Board of Trustees, pursuant to authority granted in Brandywine’s Declaration of Trust, has passed a resolution that, subject to certain exceptions, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the outstanding shares. This limitation is referred to in this Prospectus as the “ownership limit.” Brandywine’s Board of Trustees, subject to limitations, retains the authority to effect additional increases to, or establish exemptions from, the ownership limit.
     In addition, pursuant to Brandywine’ s Declaration of Trust, no purported transfer of shares may be given effect if it would result in ownership of all of the outstanding shares by fewer than 100 persons (determined without any reference to the rules of attribution) or result in Brandywine being “closely held” within the meaning of Section 856(h) of the Code. These restrictions are referred to in this Prospectus as the “ownership restrictions.” In the event of a purported transfer or other event that would, if effective, result in the ownership of shares in violation of the ownership limit or the ownership restrictions, such transfer would be deemed void and such shares automatically would be exchanged for “excess shares” authorized by the Declaration of Trust, according to rules set forth in the Declaration of Trust, to the extent necessary to ensure that the purported transfer or other event does not result in the ownership of shares in violation of the ownership limit or the ownership restrictions.
     Holders of excess shares are not entitled to voting rights (except to the extent required by law), dividends or distributions. If, after the purported transfer or other event resulting in an exchange of shares for excess shares and prior to the discovery by Brandywine of such exchange, dividends or distributions are paid with respect to shares that were exchanged for excess shares, then such dividends or distributions would be repayable to Brandywine upon demand. While outstanding, excess shares would be held in trust by Brandywine for the benefit of the ultimate transferee of an interest in such trust, as described below. While excess shares are held in trust, an interest in that trust may be transferred by the purported transferee or other purported holder with respect to such excess shares only to a person whose ownership of the shares would not violate the ownership limit or the ownership restrictions, at which time the excess shares would be exchanged automatically for shares of the same type and class as the shares for which the excess shares were originally exchanged. Brandywine’s Declaration of Trust contains provisions that are designed to ensure that the purported transferee or other purported holder of the excess shares may not receive in return for such a transfer an amount that reflects any appreciation in the shares for which such excess shares were exchanged during the period that such excess shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received would be required to be turned over to Brandywine.

     Brandywine’s Declaration of Trust also provides that excess shares shall be deemed to have been offered for sale to Brandywine, or its designee, which shall have the right to accept such offer for a period of 90 days after the later of: (1) the date of the purported transfer or event which resulted in an exchange of shares for such excess shares; and (2) the date the Board of Trustees determines that a purported transfer or other event resulting in an exchange of shares for such excess shares has occurred if Brandywine does not receive notice of any such transfer. The price at which Brandywine may purchase such excess shares would be equal to the lesser of: (1) in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that caused the automatic exchange for such excess shares or, in the case of excess shares resulting from some other event, the market price of such shares on the date of the automatic exchange for excess shares; or (2) the market price of such shares on the date that Brandywine accepts the excess shares. Any dividend or distribution paid to a proposed transferee on excess shares prior to the discovery by Brandywine that such shares have been transferred in violation of the provisions of the Declaration of Trust shall be repaid to Brandywine upon its demand. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any excess shares may be deemed, at Brandywine’s option, to have acted as Brandywine’s agent and on Brandywine’s behalf in acquiring or holding such excess shares and to hold such excess shares on Brandywine’s behalf.
     Brandywine’s trustees may waive the ownership restrictions if evidence satisfactory to the trustees and its tax counsel or tax accountants is presented showing that such waiver will not jeopardize Brandywine’s status as a REIT under the Code. As a condition of such waiver, Brandywine’s trustees may require that an intended transferee give written notice to Brandywine, furnish such undertakings, agreements and information as may be required by Brandywine’s trustees and/or an undertaking from the applicant with respect to preserving Brandywine’s status. Any transfer of shares or any security convertible into shares that would create a direct or indirect ownership of shares in excess of the ownership limit or result in the violation of the ownership restrictions will be void with respect to the intended transferee and will result in excess shares as described above.
     Neither the ownership restrictions nor the ownership limit will be removed automatically even if the REIT provisions of the Code are changed so as no longer to contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as described above, any change in the ownership restrictions would require an amendment to Brandywine’s Declaration of the Trust. Amendments to Brandywine’s Declaration of Trust generally require the affirmative vote of holders owning not less than a majority of the outstanding shares entitled to vote thereon. In addition to preserving Brandywine’s status as a REIT, the ownership restrictions and the ownership limit may have the effect of precluding an acquisition of control of Brandywine without the approval of its Board of Trustees.
     All persons who own, directly or by virtue of the applicable attribution provisions of the Code, more than 4.0% of the value of any class of outstanding shares, must file an affidavit with Brandywine containing the information specified in the Declaration of Trust by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to Brandywine in writing such information with respect to the direct, indirect and constructive ownership of shares as Brandywine’s trustees deem necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.
     The ownership limit could have the effect of delaying, deferring or preventing a transaction or a change in control of Brandywine that might involve a premium price for the Common Shares or otherwise be in the best interest of Brandywine’s shareholders.
PROVISIONS OF MARYLAND LAW AND OF BRANDYWINE’S
DECLARATION OF TRUST AND BYLAWS
     The following is a summary of provisions of Maryland law, Brandywine’s Declaration of Trust and its Bylaws. This summary does not completely describe Maryland law, the Declaration of Trust or the Bylaws. For a

complete description of each of the foregoing, we refer you to the Maryland statutes applicable to REITs, and Brandywine’s Declaration of Trust and Bylaws, each of which is incorporated by reference in this Prospectus.
Duration
     Under Brandywine’s Declaration of Trust, Brandywine has a perpetual term of existence and will continue perpetually subject to the authority of its Board of Trustees to terminate its existence and liquidate its assets and subject to termination pursuant to the Maryland REIT Law.
Board of Trustees
     Brandywine’s Declaration of Trust provides that the number of its trustees shall not be less than three nor more than 15. Any vacancy, including a vacancy created by an increase in the number of trustees, may be filled by a majority of the trustees.
     Brandywine’s trustees generally will each serve for a one-year term. In the event that Brandywine fails to pay quarterly distributions for six or more quarters to the holders of the Series C Preferred Shares and the Series D Preferred Shares, those holders will have the right, voting together as a single class with any other series of Brandywine’s Preferred Shares ranking on a parity with the Series C Preferred Shares and the Series D Preferred Shares and upon which like voting rights have been conferred, to elect two additional members to the Board of Trustees. See “Description of Shares of Beneficial Interest—Preferred Shares of Beneficial Interest.”
     Brandywine’s Declaration of Trust generally provides that a trustee may be removed from office only at a meeting of shareholders. However, a trustee elected solely by holders of a series of Preferred Shares may be removed only by the affirmative vote of a majority of the Preferred Shares of that series voting as a single class.
Business Combinations
     Under Maryland law, as applicable to Maryland real estate investment trusts, certain “business combinations” (including certain mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland real estate investment trust and an “interested shareholder” or an affiliate of the interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. An interested shareholder includes a person who beneficially owns, and an affiliate or associate (as defined under Maryland law) of the trust who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the trust’s then outstanding voting shares. Thereafter, any such business combination must be recommended by the trustees of such trust and approved by the affirmative vote of at least:
•	80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group; and

•	two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or by the interested shareholder’s affiliates or associates, voting together as a single voting group.
     These super-majority voting requirements do not apply if the trust’s common shareholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions also do not apply to business combinations that are approved or exempted by the Board of Trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. An amendment to a Maryland REIT’s declaration of trust electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group, and two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares of beneficial interest held by interested shareholders. Any such amendment shall not be effective until 18 months after the vote of shareholders and does not apply to any business combination of the trust with an interested shareholder that has such status on the date of the shareholder vote. Brandywine’s Board of Trustees has previously exempted any business combinations involving Safeguard Scientifics, Inc., Pennsylvania State Employees’ Retirement System, LF Strategic Realty Investors L.P., Morgan Stanley Asset Management Inc., Five Arrows Realty Securities III L.L.C. and Gerard H. Sweeney and their respective affiliates and associates from the business combination provisions summarized above and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between Brandywine and any of them.
     The business combination statute could have the effect of delaying, deferring or preventing offers to acquire Brandywine and of increasing the difficulty of consummating any such transaction.
Control Share Acquisitions
     Under Maryland law, as applicable to Maryland real estate investment trusts, “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter by shareholders, excluding shares owned by the acquirer, by officers or by trustees who are employees of the trust in question. “Control shares” are voting shares of beneficial interest which, if aggregated with all other shares previously acquired by such acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise the voting power in the election of trustees within one of the following ranges of voting power:
•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel Brandywine’s Board of Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.
     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
     Brandywine’s Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Amendment to the Declaration of Trust
     Brandywine’s Declaration of Trust may be amended only by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon, except for the provisions of Brandywine’s Declaration of Trust relating to (1) increases or decreases in the aggregate number of shares of any class, which may generally be made by the Board of Trustees without shareholder approval subject to approval rights of holders of the Series C Preferred Shares and the Series D Preferred Shares with respect to issuances of Preferred Shares that would rank senior as to distributions or in liquidation and (2) the Maryland General Corporation Law provisions on business combinations, amendment of which requires the affirmative vote of the holders of not less than 80% of the shares then outstanding and entitled to vote. In addition, if Brandywine’s Board of Trustees determines, with the advice of counsel, that any one or more of the provisions of its Declaration of Trust conflict with the Maryland REIT Law, the Code or other applicable Federal or state law(s), the conflicting provisions of Brandywine’s Declaration of Trust shall be deemed never to have constituted a part of its Declaration of Trust, even without any amendment thereof.
Termination of Brandywine Realty Trust and REIT Status
     Subject to the rights of any outstanding Preferred Shares and to the provisions of the Maryland REIT Law, Brandywine’s Declaration of Trust permits its Board of Trustees to terminate Brandywine’s existence and to discontinue its election to be taxed as a REIT.
Transactions between Brandywine Realty Trust and its Trustee or Officers
     Brandywine’s Declaration of Trust provides that any contract or transaction between it and one or more of its trustees, officers, employees or agents must be approved by a majority of Brandywine’s trustees who have no interest in the contract or transaction.
Limitation of Liability and Indemnification
     The Maryland REIT Law permits a Maryland REIT to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Brandywine’s Declaration of Trust contains a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.
     The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of a Maryland corporation under the Maryland General Corporation Law. In the case of directors and officers of a Maryland corporation, the Maryland General Corporation Law permits a Maryland corporation to indemnify present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
     Brandywine’s Bylaws require Brandywine to indemnify, without a preliminary determination of the ultimate entitlement to indemnification: (1) any present or former trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding; (2) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (a) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful; and (3)

each shareholder or former shareholder against any claim or liability to which he may be subject by reason of such status as a shareholder or former shareholder.
     In addition, Brandywine’s Bylaws require Brandywine to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder made a party to a proceeding by reason of his status as a trustee, officer or shareholder provided that, in the case of a trustee or officer, Brandywine shall have received (1) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Brandywine as authorized by the Bylaws and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by Brandywine if it shall ultimately be determined that the applicable standard of conduct was not met. The Bylaws also (1) permit Brandywine, with the approval of its trustees, to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served Brandywine’s predecessor in such capacity, and to any of Brandywine’s employees or agents of its predecessor, (2) provide that any indemnification or payment or reimbursement of the expenses permitted by its Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations and (3) permit Brandywine to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law for directors of Maryland corporations.
     The limited partnership agreement of our Operating Partnership also provides for indemnification by our Operating Partnership of Brandywine, as general partner, for any costs, expenses or liabilities incurred by it by reason of any act performed by it for or on behalf of our Operating Partnership; provided that such person’s actions were taken in good faith and in the belief that such conduct was in the best interests of our Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our trustees and officers pursuant to the foregoing provisions or otherwise, we have been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, state securities laws may limit indemnification.
SELLING SHAREHOLDERS
     We are registering 1,125,003 Common Shares for resale by the Selling Shareholders if and to the extent such Selling Shareholders elect to redeem all or a portion of the Class A Units issued to them and we elect to satisfy the redemption by issuing Common Shares. Following any issuance of Common Shares upon such redemption, the Selling Shareholders named below or any of their respective pledgees, donees, transferees or other successors in interest may resell the Common Shares covered by this Prospectus as provided under the section entitled “Plan of Distribution” and in any applicable Prospectus supplement. The Selling Shareholders do not have any material relationship with us or any of our affiliates other than as a result of the ownership of the Class A Units.
     The following table provides the name of, and the number of Common Shares beneficially owned by, the Selling Shareholders as of April 15, 2009.

			Number of
	Number of	Number of	Common
	Common Shares	Common	Shares
	Beneficially	Shares	Beneficially
	Owned Prior to	Offered	Owned After
Name	Offering(1)	Hereby	the Offering(2)
THE JUDITH B. BROWN 1992 TRUST	157,650	157,650	0
KRISTEN ANN BROWN	5,189	5,189	0
THE DAVID BROWN FAMILY TRUST	142,944	142,944	0
TARA LYNNE BROWN	5,189	5,189	0
THE F.M. BRUSSEAU TRUST	23,092	23,092	0
D KENT DAHLKE	872	872	0
NEWPORT NATIONAL CORPORATION	55,303	55,303	0
THE JON Q. REYNOLDS & ANN REYNOLDS FAMILY TRUST	307,516	307,516	0
KAREN LEIGH BROWN	5,189	5,189	0
KENNETH L. HATFIELD	116,565	116,565	0
C. THOMAS MARTZ	7,785	7,785	0
MICHAEL G. TOMBARI	116,565	116,565	0
JEFFREY A. BRUSSEAU	19450	19,266	184
THE REDFORD FAMILY TRUST	15,570	15,570	0
THE REVOCABLE TRUST DECLARATION OF THOMAS K TERRILL & SUSAN J TERRILL	7,785	7,785	0
THE REYNOLDS FAMILY PARTNERS	15,570	15,570	0
PETER & CHRISTINA REYNOLDS TRUST	70101	70,067	34
STEVEN A. STATTNER	100	100	0
SCOTT R. BRUSSEAU	20901	20,766	135
JAMES J. GORMAN	16,010	16,010	0
CHRISTOPHER J. KNAUER	16,010	16,010	0

(1)	Assumes that all of the Class A Units owned by the Selling Shareholders are redeemed for Common Shares.

(2)	Because the Selling Shareholders may sell all, some or none of their respective Common Shares, no estimate can be made of the aggregate number of Common Shares that are to be offered and sold hereunder or that will be owned by the Selling Shareholders upon completion of the offering to which this Prospectus relates.
PLAN OF DISTRIBUTION
     This Prospectus relates to the offer and sale from time to time of up to 1,125,003 Common Shares that may be issued to the Selling Shareholders upon redemption of Class A Units. We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholders.
     The securities covered by this Prospectus may be sold or transferred from time to time by the Selling Shareholders:
•	directly to one or more purchasers;

•	to or through underwriters, brokers or dealers;

•	through agents on a best-efforts basis or otherwise;

•	by gift to a third party or donation to a charitable or other non-profit entity; or

•	through a combination of the above methods of sale or transfer.
     If the securities covered by this Prospectus are sold through underwriters, brokers or dealers, the Selling Shareholders making such offering will be responsible for underwriting discounts, commissions, or agents’ commissions. These securities may be sold:
•	in one or more transactions at a fixed price or prices, which may be changed;

•	at prevailing market prices at the time of sale or at prices related to such prevailing prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.
     There is no assurance that the Selling Shareholders will sell any or all of the shares offered by them. The securities covered by this Prospectus may be offered and sold at various times by the Selling Shareholders. The Selling Shareholders will act independently of us in making decisions with respect to the securities covered by this Prospectus and may offer these securities in one or more of the following transactions:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on such exchange or in the over-the-counter market;

•	in brokerage transactions;

•	in block trades;

•	through put or call options;

•	in privately negotiated transactions;

•	in connection with short sales;

•	through underwriters, brokers or dealers (who may act as agent or principal);

•	by pledge to secure debts and other obligations;

•	in open market sales in reliance upon Rule 144, Rule 144A or any other available exemption under the Securities Act;

•	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

•	in a combination of any of the above transactions.

     The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the securities covered by this Prospectus may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, in which event any discount, concession or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of these securities by them, may be deemed to be underwriting commissions or discounts under the Securities Act. Any discounts, commissions, concessions or profit the any broker-dealers or agents earn on any resale of the securities covered by this Prospectus may be underwriting discounts and commissions under the Securities Act. Broker-dealers may act either as agent of the Selling Shareholders or as a principal for the broker-dealer’s own account. These transactions may include transactions in which the same broker-dealer acts as an agent on both sides of the trade.
     If any of the Selling Shareholders is deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act, such Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. The Selling Shareholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation including, but not limited to, Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions. To our knowledge, there are currently no plans, arrangements or understandings between any of the Selling Shareholders and any underwriter, broker, dealer or agent regarding the sale of the securities covered by this Prospectus.
     If required, the specific securities to be sold, the names of the respective Selling Shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.
     Under an agreement with the Selling Shareholders, we have agreed to pay the costs and expenses incident to the registration of the resale of the securities covered by this Prospectus. Underwriters, broker-dealers and agents may be entitled, under agreements entered into with the Company or any of the Selling Shareholders, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
     The validity of the securities offered has been passed upon for us by Pepper Hamilton LLP.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 for Brandywine Realty Trust have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Brandywine’s investments in Four and Six Tower Bridge Associates from the internal control over financial reporting as of December 31, 2008) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred in connection with the distribution of the securities being registered (all amounts are estimated):

Amount
to be Paid
SEC registration fee	$233
Printing expenses	$2,000
Legal fees and expenses	$20,000
Accounting fees and expenses	$20,000
Trustees and transfer agents fees	$2,000
Miscellaneous	$5,767
Total	$50,000
Item 15. Indemnification of Directors and Officers.
     Brandywine Realty Trust
     The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Brandywine’s Declaration of Trust contains a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.
     The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of a Maryland corporation under the Maryland General Corporation Law. In the case of directors and officers of a Maryland corporation, the Maryland General Corporation Law permits a Maryland corporation to indemnify present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
     Brandywine’s Bylaws require Brandywine to indemnify, without a preliminary determination of the ultimate entitlement to indemnification, (1) any present or former trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding; (2) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (a) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful; and (3) each shareholder or former shareholder against any claim or liability to which he may be subject by reason of such status as a shareholder or former shareholder.
     In addition, Brandywine’s Bylaws require Brandywine to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder made a party to a proceeding by reason of his status as a trustee, officer or shareholder provided that, in the case of a trustee or officer,

Brandywine shall have received (1) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Brandywine as authorized by the Bylaws and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by Brandywine if it shall ultimately be determined that the applicable standard of conduct was not met. The Bylaws also (1) permit Brandywine, with the approval of its trustees, to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served Brandywine’s predecessor in such capacity, and to any of Brandywine’s employees or agents of its predecessor, (2) provide that any indemnification or payment or reimbursement of the expenses permitted by our Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations and (iii) permit Brandywine to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law for directors of Maryland corporations.
     Brandywine Operating Partnership, L.P.
     The limited partnership agreement of Brandywine Operating Partnership, L.P., also provides for indemnification by Brandywine Operating Partnership, L.P. of Brandywine and Brandywine’s trustees and officers for any costs, expenses or liabilities incurred by them by reason of any act performed by them for or on behalf of Brandywine Operating Partnership, L.P.; provided that such person’s conduct was taken in good faith and in the belief that such conduct was in the best interests of Brandywine Operating Partnership, L.P. and that such person was not guilty of fraud, willful misconduct or gross negligence.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our trustees and officers pursuant to the foregoing provisions or otherwise, we have been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.
Item 16. Exhibits

Incorporated
by Reference
Exhibit		to Filings
No.	Description	Indicated
3.1.1	Amended and Restated Declaration of Trust of Brandywine amended and restated as of May 12, 1997 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated June 9, 1997 and incorporated herein by reference).

3.1.2	Articles of Amendment to Declaration of Trust of Brandywine dated September 4, 1997 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated September 10, 1997 and incorporated herein by reference).

3.1.3	Articles of Amendment to Declaration of Trust of Brandywine dated May 15, 1998 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated June 3, 1998 and incorporated herein by reference).

3.1.4	Articles Supplementary to Declaration of Trust of Brandywine dated September 28, 1998 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 13, 1998 and incorporated herein by reference).

3.1.5	Articles of Amendment to Declaration of Trust of Brandywine dated March 19, 1999 (Previously filed as an exhibit to Brandywine’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference).

3.1.6	Articles Supplementary to Declaration of Trust of Brandywine dated April 19, 1999 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated April 26, 1999 and incorporated herein by reference).

Incorporated
by Reference
Exhibit		to Filings
No.	Description	Indicated
3.1.7	Articles Supplementary to Declaration of Trust of Brandywine dated December 30, 2003 (Previously filed as an exhibit to Brandywine’s Form 8-A dated December 29, 2003 and incorporated herein by reference).

3.1.8	Articles Supplementary to Declaration of Trust of Brandywine dated February 5, 2004 (Previously filed as an exhibit to Brandywine’s Form 8-A dated February 5, 2004 and incorporated herein by reference).

3.1.9	Articles of Amendment to Declaration of Trust of Brandywine dated October 3, 2005 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 4, 2005 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of Brandywine (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 14, 2003 and incorporated herein by reference).

5.1	Opinion of Pepper Hamilton LLP regarding the validity of the securities being registered.	*

8.1	Opinion of Pepper Hamilton LLP regarding tax matters	*

23.1	Consent of PriceWaterhouseCoopers LLP

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

23.3	Consent of Pepper Hamilton LLP (included in Exhibit 8.1).

24.1	Power of Attorney (included in Part II of the Registration Statement as previously filed).

99.1	Registration Rights Agreement (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 4, 2005 and incorporated herein by reference).

*	Previously filed.
Item 17. Undertakings
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (1)(i), (1)(ii) or (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 30, 2009.

BRANDYWINE REALTY TRUST
By:	/s/ Gerard H. Sweeney
	Name:	Gerard H. Sweeney
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 30, 2009.

Signature	Title(s)

/s/ Gerard H. Sweeney	President, Chief Executive Officer and
Gerard H. Sweeney	Trustee (Principal Executive Officer)

/s/ Howard M. Sipzner Howard M. Sipzner	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ Gabriel J. Mainardi	Vice President, Accounting
Gabriel J. Mainardi	(Principal Accounting Officer)

*	Chairman of the Board of Trustees
Walter D’Alessio

*	Trustee
D. Pike Aloian

*	Trustee
Donald E. Axinn

*	Trustee
Wyche Fowler

*	Trustee
Michael J. Joyce

*	Chairman Emeritus and Trustee
Anthony A. Nichols, Sr.

*	Trustee
Charles P. Pizzi

*	By: Attorney-in-fact pursuant to power of attorney filed as part of this Registration Statement.

/s/ Gerard H. Sweeney
Gerard H. Sweeney

EXHIBIT INDEX

Incorporated
by Reference
Exhibit		to Filings
No.	Description	Indicated
3.1.1	Amended and Restated Declaration of Trust of Brandywine amended and restated as of May 12, 1997 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated June 9, 1997 and incorporated herein by reference).

3.1.2	Articles of Amendment to Declaration of Trust of Brandywine dated September 4, 1997 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated September 10, 1997 and incorporated herein by reference).

3.1.3	Articles of Amendment to Declaration of Trust of Brandywine dated May 15, 1998 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated June 3, 1998 and incorporated herein by reference).

3.1.4	Articles Supplementary to Declaration of Trust of Brandywine dated September 28, 1998 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 13, 1998 and incorporated herein by reference).

3.1.5	Articles of Amendment to Declaration of Trust of Brandywine dated March 19, 1999 (Previously filed as an exhibit to Brandywine’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference).

3.1.6	Articles Supplementary to Declaration of Trust of Brandywine dated April 19, 1999 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated April 26, 1999 and incorporated herein by reference).

3.1.7	Articles Supplementary to Declaration of Trust of Brandywine dated December 30, 2003 (Previously filed as an exhibit to Brandywine’s Form 8-A dated December 29, 2003 and incorporated herein by reference).

3.1.8	Articles Supplementary to Declaration of Trust of Brandywine dated February 5, 2004 (Previously filed as an exhibit to Brandywine’s Form 8-A dated February 5, 2004 and incorporated herein by reference).

3.1.9	Articles of Amendment to Declaration of Trust of Brandywine dated October 3, 2005 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 4, 2005 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of Brandywine (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 14, 2003 and incorporated herein by reference).

5.1	Opinion of Pepper Hamilton LLP regarding the validity of the securities being registered.	*

8.1	Opinion of Pepper Hamilton LLP regarding tax matters	*

23.1	Consent of PriceWaterhouseCoopers LLP

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

23.3	Consent of Pepper Hamilton LLP (included in Exhibit 8.1).

24.1	Power of Attorney (included in Part II of the Registration Statement as previously filed).

99.1	Registration Rights Agreement (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 4, 2005 and incorporated herein by reference).

*	Previously filed